Exhibit 10.6

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

STOCK OPTION AGREEMENT - INTERNATIONAL

Unless otherwise defined herein, the terms defined in the Dolby Laboratories, Inc. 2005 Stock Plan as amended from time to time (the “Plan”) shall have the same defined meanings in this Stock Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Participant:	[insert name of record]

Address:	[insert address line 1, 2, and 3 (as required)]
[insert city, state/province zip/postal code (country)]

Participant has been granted an Option, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Grant Number	[insert option number]

Date of Grant	[insert option date]

Vesting Commencement Date	[insert vest base date]

Exercise Price per Share	[insert option price]

Total Number of Shares Granted	[insert shares granted]

Total Exercise Price	[insert total option price]

Type of Option:	[insert long type]

Term/Expiration Date:	[insert expiration date]

Vesting Schedule:

Subject to Participant continuing to be a Service Provider and other limitations set forth in the Plan, this Stock Option Agreement and country-specific provisions as set forth in Appendix A to this Stock Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Date of Vesting	Shares Vesting

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

II.	AGREEMENT

A.	Grant of Option.

The Administrator hereby grants to Participant named in the Notice of Stock Option Grant (the “Notice of Grant”) an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Stock Option Agreement and country-specific provisions as set forth in Appendix A to this Stock Option Agreement (collectively, the “Option Agreement”). Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or otherwise does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.

B.	Exercise of Option.

1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

2. Method of Exercise. This Option is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of the aggregate Exercise Price as to all Exercised Shares at the time of exercise, together with any applicable Tax-Related Items (as defined in section II.F below) withholding arising in connection with such exercise. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by such aggregate Exercise Price and any applicable Tax-Related Items withholding.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

1. to the extent permitted by Applicable Law, by cash, check or cash equivalent;

2. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

3. any other methods approved by the Administrator and permitted by Applicable Laws.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.	Tax Obligations.

Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to Participant’s participation in the Plan and legally applicable to Participant, or deemed by the Company or the Employer to be an appropriate charge to Participant even if technically due by the Company of the Employer (“Tax-Related Items”), Participant hereby acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to such exercise, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by Participant, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(3) withholding in Shares to be issued upon exercise of the Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes Participant is deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Exercised Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan. No fractional Shares will be withheld or issued pursuant to the exercise of an Option and the issuance of Shares thereunder.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares or the proceeds from the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section F.

G.	Acknowledgements.

1. Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address in the Notice of Grant.

2. The Company (and not the Employer) is granting the Option. The Company will administer the Plan from outside Participant’s country of residence.

3. The Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.

4. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of options, even if Options have been granted repeatedly in the past.

5. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

6. The Option and the Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of Participant’s employment contract, if any.

7. The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation.

8. Although provided by the Company, the Option and the Shares subject to the Option are not part of Participant’s normal or expected salary or compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long service awards, pension, retirement or welfare benefits, or any other similar payments, and in no event should the Option be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary.

9. The Option grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary and the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time.

10. The future value of the underlying Shares is unknown and cannot be predicted with certainty.

11. If the underlying Shares do not increase in value, the Option will have no value.

12. If Participant exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

13. Participant has received the terms and conditions of this Option Agreement and any other related communications in English, and Participant consents to having received these documents in English. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

14. Participant is voluntarily participating in the Plan.

15. In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Option Agreement, Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim.

16. In the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). Further, in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of status as a Service Provider will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Option grant.

17. The Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger or a Change in Control.

H.	No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

I.	DATA PRIVACY.

By entering into this Option Agreement, and as a condition of the grant of the Option, Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Options or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

Participant further understands that Data will be transferred to the Company’s Plan broker or such other stock plan service provider as may be selected by the Company in the future which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that data recipients may be located in Participant’s country of residence or elsewhere, such as the United States and that country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. Participant authorizes the Company, the Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing Participant’s participation in the Plan to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.

Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative, or if there is no local human resources representative, the human resources department of the Company. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative, or if there is no local human resources representative, the human resources department of the Company.

J.	Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

K.	NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR PARENT’S OR SUBSIDIARY’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

L.	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

M.	Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

N.	Appendix.

Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement.

O.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

STOCK OPTION AGREEMENT – INTERNATIONAL

APPENDIX A

DOLBY LABORATORIES, INC. 2005 STOCK PLAN

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participants resident in countries listed below. This Appendix is part of the Option Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Option Agreement.

Argentina

No special provisions.

Australia

No special provisions.

Canada

Method of Payment.

Notwithstanding section 7(d) of the Plan, Participant acknowledges that due to regulatory requirements, Participant is prohibited from surrendering Shares that Participant owns and from attesting to the ownership of Shares to pay the Exercise Price and any Tax-Related Items under the Option.

Consent to Receive Information in English for Quebec Employees.

Participant acknowledges that it is the express wish of the parties that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Le participant reconnaît que c’est son souhait exprès d’avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements Section II.I of the Option Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent, Subsidiary or affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Parent, Subsidiary or affiliate to record such information and to keep such information in Participant’s employee file.

China

Method of Payment.

Notwithstanding anything in section II.C of the Option Agreement to the contrary, Participant agrees to pay the Exercise Price and any Tax-Related Items solely by means of a cashless sell-all method of exercise. To complete a cashless sell-all exercise, Participant must provide irrevocable instructions to the broker to: (i) sell all of the Shares to be issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Participant. To the extent that regulatory requirements in China change, Dolby reserves the right to permit Participant to exercise the Option and pay the Exercise Price with cash, check, cash equivalent or cashless sell-to-cover exercise.

Exchange Control Acknowledgment.

Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the immediate sale of Shares issued upon exercise to China. Participant understands that, under local law, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company or one of its Subsidiaries and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires may be transferred to such special account prior to being delivered to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

France

Consent to Receive Information in English.

By signing and returning this document providing for the terms and conditions of Participant’s option grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Option Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

En signant et renvoyant le présent document décrivant les termes et conditions de l’attribution d’options, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce contrat d’options) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Germany

No special provisions.

Hong Kong

Securities Law Notice.

The offer of the Option and the Shares to be issued upon exercise of the Option is available only to eligible employees of the Company or its Subsidiaries participating in the Plan and is not a public offer of securities. Participant should be aware that the contents of this Option Agreement have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Option Agreement or the Plan, Participant should obtain independent professional advice.

Participant agrees, and Participant’s heirs and assigns agree, not to sell any Shares within six months of the date of grant.

Occupational Retirement Schemes Ordinance Alert.

The Company specifically intends that neither the Option nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

India

Fringe Benefit Tax.

By accepting the grant of the Option, Participant consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company or the Employer in connection with the Option. Further, by accepting the grant of the Option, Participant agrees that the Company and/or the Employer may collect the fringe benefit tax from Participant by any of the means set forth in the section of the section II.F of the Option Agreement. Participant further agrees to execute any other elections or other forms required to accomplish the above, promptly upon the Company’s request.

Method of Payment.

Notwithstanding anything in section II.C of the Option Agreement to the contrary, Participant agrees that he or she may pay the Exercise Price, Tax-Related Items and fringe benefit tax solely by means of cash, check or cash equivalent, or through a cashless sell-all method of exercise. To complete a cashless sell-all exercise, Participant must provide irrevocable instructions to the broker to: (i) sell all of the Shares to be issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items and fringe benefit tax; and (iii) remit the balance in cash to Participant. Due to exchange control laws, Participant understands that Participant will not be permitted to pay the Exercise Price, Tax-Related Items or fringe benefit tax by using the cashless sell-to-cover method of exercise (under which method a number of Shares with a value sufficient to cover the Exercise Price, brokerage fees and any applicable Tax-Related Items and fringe benefit tax would be sold upon exercise and Participant would receive only the remaining Exercised Shares). In the event of changes in exchange control laws in India, the Company reserves the right to permit cashless sell-to-cover exercises.

Japan

No special provisions.

Korea

No special provisions.

Netherlands

Consent to Comply with Dutch Securities Law.

Participant has been granted Options under the Plan, pursuant to which Participant may acquire Shares. Participants who are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of such Shares. In particular, Participant may be prohibited from effecting certain share transactions if Participant has insider information regarding the Company.

Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules apply to Participant. If it is uncertain whether the insider rules apply, the Company recommends that Participant consult with his or her personal legal advisor. Please note that the Company cannot be held liable if Participant violates the Dutch insider rules. Participant is responsible for ensuring compliance with these rules.

By entering into the Option Agreement and participating in the Plan, Participant acknowledges having read and understood the notification below and acknowledges that it is his or her own responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading.

Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the Share price, regardless of the actual effect on the price. The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Singapore

Director Reporting Notice.

If Participant is a director, associate director or shadow director of a Singapore Subsidiary of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), Participant agrees to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Options, Shares) in the Company or any related companies (including when Participant sells Shares acquired through exercise of the Option). In addition, Participant must notify the Singapore Subsidiary when Participant sells or receives Shares of the Company or any related company (including when Participant sells or receives Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two days of becoming a director.

Sweden

No special provisions.

Taiwan

No special provisions.

United Kingdom

Joint Election.

As a condition of the purchase of Shares under the Plan, Participant agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the purchase of the Shares or otherwise payable in connection with the right to acquire Shares. To accomplish the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant agrees to enter into an Election prior to the exercise of any Options. Participant further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section II.F of the Option Agreement.

Tax Withholding Obligations.

The following supplements section II.F of the Option Agreement:

Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the Tax-Related Items (the “Taxable Event”) that cannot be satisfied by the means described in Section II.F of the Option Agreement. If payment or withholding of the Tax-Related Items (including Employer NICs) due is not made within ninety (90) days of the Taxable Event or such other period as required under U.K. law (the “Due Date”), Participant agrees that the amount of any uncollected Tax-Related Items shall constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Option Agreement. If Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if Participant is a director or executive officer of Dolby (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant shall not be eligible for a loan from the Company to cover Tax-Related Items. In the event that Participant is a director or executive officer and Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and National Insurance Contributions may be payable. Participant will be responsible for reporting and paying any income tax and National Insurance contributions (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.